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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-03737) and the related Prospectus of PriCellular Corporation for the registration of 3,600,000 shares of its Class A Common Stock and to the incorporation by reference therein of our report dated April 19, 1995, with respect to the combined financial statements of Illinois RSA 4 and 6 for the year ended December 31, 1994 included in the Form S-4 No. 33-91006 previously filed with the Securities and Exchange Commission.


                                                Ernst & Young LLP


San Antonio, Texas
July 26, 1996